1059171/0001/J9719993v2 ULTRA EMISSIONS TECHNOLOGIES LIMITED and TECOGEN INC WARRANT TO SUBSCRIBE FOR SHARES

1059171/0001/J9719993v2 CONTENTS Page 1. INTERPRETATION ................................................................................................................ 1 2. CONSTITUTION OF THE WARRANTS ................................................................................... 4 3. CERTIFICATE ........................................................................................................................ 4 4. THE WARRANTS .................................................................................................................. 4 5. NOTICES .............................................................................................................................. 4 6. COUNTERPARTS .................................................................................................................. 6 7. GENERAL ............................................................................................................................. 6 8. GOVERNING LAW AND JURISDICTION ................................................................................ 6 SCHEDULE 1 FORM OF WARRANT CERTIFICATE ............................................................................ 8 SCHEDULE 2 CONDITIONS ............................................................................................................ 10 1. THE WARRANTS ................................................................................................................ 10 2. SUBSCRIPTION RIGHTS ...................................................................................................... 10 3. EXERCISE OF SUBSCRIPTION RIGHTS ................................................................................ 10 4. SHARES ISSUED UPON EXERCISE OF WARRANT ............................................................... 11 5. ADJUSTMENT .................................................................................................................... 11 6. COVENANTS BY THE COMPANY ........................................................................................ 12 7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY .............................................. 12 8. TRANSFER OF WARRANTS................................................................................................. 13 9. WINDING UP ..................................................................................................................... 13 10. INFORMATION .................................................................................................................. 13 11. VARIATION OF RIGHTS ...................................................................................................... 13 12. GENERAL ........................................................................................................................... 14

1059171/0001/J9719993v2 THIS AGREEMENT is dated _________________________ 2016 BETWEEN: (1) ULTRA EMISSIONS TECHNOLOGIES LIMITED, a company incorporated in Jersey under company number 120142 and whose registered office is at 47 Esplanade, St. Helier, Jersey JE1 0BD (the “Company”); and (2) TECOGEN INC incorporated and registered in the United States of America whose registered office is at 45 First Avenue, Waltham, Massachusetts, 02451, the United States of America (the “Warrantholder”) WHEREAS: (A) The Company has pursuant to a resolution of the Board determined to create and issue warrants to the Warrantholder for no initial consideration, entitling the Warrantholder to subscribe, subject to the provisions hereof and to the Conditions, for a total of 2,000,000 Ordinary Shares with an exercise price of USD 1 per Warrant; and (B) The Company has accordingly determined to execute this Agreement in order to define the rights and interests of the Warrantholder to afford protection for such rights and interests; (C) The Warrantholder has agreed to acquire warrants on the terms of this Agreement. NOW THIS AGREEMENT WITNESSES and the Company hereby declares as follows. 1. INTERPRETATION 1.1 In this Agreement unless the context otherwise requires: “Adjustment Event” has the meaning given to it in paragraph 5.3 of the Conditions; “Adjustment Event Certificate” has the meaning given to it in paragraph 6.1(b) of the Conditions; “Articles” means the articles of association of the Company in force at the date of this Agreement or as amended from time to time; “Board” means the board of directors of the Company as constituted from time to time; “Business Day” means a day other than a Saturday or a Sunday on which banks are open for general business for the entire day in the Island of Jersey; “Certificate” means the certificate for the Warrants set out in Schedule 1; “Conditions” means the terms and conditions for the Warrants set out in Schedule 2; “Exercise Period” means the period commencing on and from the date hereof until the first anniversary of the date of this Agreement;

1059171/0001/J9719993v2 “Exercise Price” means USD1 per Warrant Share, subject to adjustment pursuant to paragraph 6 of the Conditions; “Expiration Date” means the date of expiry of the Exercise Period; “Ordinary Shares” mean ordinary shares of no par value each in the capital of the Company; “Register” means the register of Warrantholder(s) kept pursuant to the Conditions; “Share” means ordinary shares of no par value in the Company; “Subscription Rights” means the rights attaching to each of the Warrants entitling the Warrantholder to subscribe for Ordinary Shares in accordance with the Conditions; “Warrants” means the warrants evidenced by the Certificates to subscribe for the Warrant Shares; “Warrant Shares” means the 2,000,000 Ordinary Shares that are the subject of the Warrants, as subject to adjustment pursuant to paragraph 5 of the Conditions. 1.1 Unless otherwise specified: 1.1.1 Clause, Schedule and paragraph headings are for convenience only and shall not affect the interpretation of this Agreement. 1.1.2 References to clauses and Schedules are to clauses of and Schedules to this Agreement and references to paragraphs are to paragraphs of the relevant Schedule. 1.1.3 The Recitals and Schedules form part of this Agreement and shall have effect as if set out in full in the body of this Agreement. Any reference to this Agreement includes the Schedules. 1.1.4 A reference to this Agreement or to any other agreement or document referred to in this Agreement is a reference to this Agreement or such other agreement or document as amended, supplemented, replaced or novated in accordance with its terms from time to time. 1.1.5 Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular. 1.1.6 Unless the context otherwise requires, a reference to one gender shall include a reference to the other genders. 1.1.7 A person includes a natural person, corporate or unincorporated body, government, state or agency of a state, local or municipal authority or government body or any

1059171/0001/J9719993v2 joint venture, association or partnership (whether or not having separate legal personality). 1.1.8 A company shall be construed so as to include any company, corporation or other body corporate, whether and however incorporated or established. 1.1.9 A reference to any party shall include that party's successors and permitted assigns. 1.1.10 A reference to a holding company or a subsidiary means a holding company or a subsidiary (as the case may be) as defined in Article 2 of the Law and for the purposes only of the membership requirement contained in Article 2, a company shall be treated as a member of another company even if its shares in that other company are registered in the name of: (a) another person (or its nominee), by way of security or in connection with the taking of security; or (b) its nominee. 1.1.11 Any words following the terms including, include, in particular, for example or any similar expression shall be construed as illustrative and shall not limit the sense of the words, description, definition, phrase or term preceding those terms. 1.1.12 Where the context permits, other and otherwise are illustrative and shall not limit the sense of the words preceding them. 1.1.13 If a word or phrase is defined, any other grammatical form of that word or phrase has a corresponding meaning. 1.1.14 A reference to a statute or statutory provision is a reference to it as amended, extended or re-enacted from time to time, provided that, as between the parties, no such amendment, extension or re-enactment made after the date of this Agreement shall apply for the purposes of this Agreement to the extent that it would impose any new or extended obligation, liability or restriction on, or otherwise adversely affect the rights of, any Party. 1.1.15 A reference to a statute or statutory provision shall include all subordinate legislation made from time to time under that statute or statutory provision. 1.1.16 Any reference to a legal term under the Laws of Jersey for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall, in respect of any jurisdiction other than Jersey, be

1059171/0001/J9719993v2 deemed to include a reference to that which most nearly approximates to the legal term under the Laws of Jersey in that jurisdiction. 1.1.17 Any obligation on a party not to do something includes an obligation not to allow that thing to be done. 2. CONSTITUTION OF THE WARRANTS 2.1 The Warrants shall be hereby constituted subject to Schedule 2. 3. CERTIFICATE 3.1 The Certificate shall be in the form set out in Schedule 1 and shall have endorsed thereon the Conditions in the form set out in Schedule 2. 3.2 The Certificate shall be executed and delivered by the Company. 4. THE WARRANTS The Company shall comply with the terms of the Warrants and shall observe and perform the Conditions which shall be deemed to be incorporated in this Agreement and shall be binding on the Company and the Warrantholder and all persons claiming through or under them respectively. 5. NOTICES 5.1 A notice given to a party under or in connection with this Agreement: 5.1.1 shall be in writing and in English; 5.1.2 shall be signed by or on behalf of the party giving it; 5.1.3 shall be sent to the relevant party for the attention of the contact and to the address specified in clause 5.2, or such other address, fax number or person as that party may notify to the other in accordance with the provisions of this clause 5; and 5.1.4 shall be: (a) delivered by hand; or (b) sent by fax; or (c) sent by pre-paid first class post, recorded delivery or special delivery; or (d) sent by airmail or by reputable international overnight courier (if the notice is to be served by post to an address outside the country from which it is sent); or (e) sent by e-mail to an e-mail address notified by the relevant party to the other party for such purpose; and

1059171/0001/J9719993v2 5.1.5 unless proved otherwise is deemed received as set out in clause 5.4. 5.2 The addresses for service of notices shall be those set out at the beginning of this Agreement. 5.3 A party may change its details for service of notices as specified in clause 5.2 by giving notice to the other party. Any change notified pursuant to this clause shall take effect at 9.00 am on the later of: 5.3.1 the date (if any) specified in the notice as the effective date for the change; or 5.3.2 5 (Five) Business Days after deemed receipt of the notice. 5.4 Delivery of a notice is deemed to have taken place (provided that all other requirements in this clause have been satisfied): 5.4.1 if delivered by hand, on signature of a delivery receipt or at the time the notice is left at the address; or 5.4.2 if sent by pre-paid first class post, recorded delivery or special delivery to an address in the Island of Jersey, at 9.00 am on the second Business Day after posting; or 5.4.3 if sent by reputable international overnight courier to an address outside the country from which it is sent, on signature of a delivery receipt or at the time the notice is left at the address; or 5.4.4 if sent by e-mail, 1 (one) hour after the email was sent, provided that no automated report showing failed delivery is received; and 5.4.5 if deemed receipt under the previous paragraphs of this clause 5.4 would occur outside business hours (meaning 9.00 am to 5.30 pm Monday to Friday on a day that is not a public holiday in the place of deemed receipt), at 9.00 am on the day when business next starts in the place of deemed receipt. For the purposes of this clause, all references to time are to local time in the place of deemed receipt. 5.5 To prove service, it is sufficient to prove that: 5.5.1 if delivered by hand or by reputable international overnight courier, the notice was delivered to the correct address; or 5.5.2 if sent by fax, a transmission report was received confirming that the notice was successfully transmitted to the correct fax number; or 5.5.3 if sent by post or by airmail, the envelope containing the notice was properly addressed, paid for and posted; or 5.5.4 if sent by e-mail, the notice was properly addressed and sent to the e-mail address of the recipient and no automated report showing failed delivery is received.

1059171/0001/J9719993v2 6. COUNTERPARTS 6.1 This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. 6.2 Transmission of an executed counterpart of this Agreement (but for the avoidance of doubt not just a signature page) by: 6.2.1 fax; or 6.2.2 e-mail (in PDF or other agreed format), shall take effect as delivery of an executed counterpart of this Agreement. If either method of delivery is adopted, without prejudice to the validity of the agreement thus made, each Party shall provide the others with the original of such counterpart as soon as reasonably possible thereafter. 6.3 No counterpart shall be effective until each Party has executed at least one counterpart. 7. GENERAL 7.1 Save as provided in paragraph 5 of the Conditions, this Agreement, the Certificate and the Conditions may be varied or amended only by written agreement of the Company and the Warrantholder. 7.2 A waiver of any term, provision or condition hereof shall be effective only if given in writing and signed by the waiving party and then only in the instance and for the purpose for which it is given. 7.3 No failure or delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. 7.4 This Agreement, the Certificate and the Conditions shall be governed by and construed in accordance with the laws of Jersey. 8. GOVERNING LAW AND JURISDICTION 8.1 This Agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) shall be governed by and construed in accordance with the law of the Island of Jersey. 8.2 If any controversy, claim or dispute (a "Dispute") arises in connection with this Agreement the Parties shall attempt to settle it amicably. If the Parties fail to settle the Dispute amicably within 28 (twenty eight) days after a Party notifies the other Party of the existence of the Dispute, any of them may (and if a deadlock has not been resolved in accordance with clause 14 within 14 (fourteen) days from the date of service of a Deadlock Notice, the Parties shall) submit the Dispute for arbitration before an arbitration tribunal which shall consist of one arbitrator to be agreed by the Parties or in default of such agreement such

1059171/0001/J9719993v2 administrator as the Director General of the London Court for International Arbitration may in select in his or her absolute discretion. Such arbitration shall be conducted in accordance with the London Court of International Arbitration Rules, which Rules are deemed to be incorporated by reference into this clause. 8.3 The place of the arbitration shall be London and the language of the arbitration shall be English. IN WITNESS WHEREOF this Agreement has been executed by the Company the day and year above written. Signed by....................................... for and on behalf of ULTRA EMISSIONS TECHNOLOGIES LIMITED ....................................... Director Signed by ....................................... for and on behalf of TECOGEN INC ....................................... Director

1059171/0001/J9719993v2 SCHEDULE 1 FORM OF WARRANT CERTIFICATE Certificate Number 1 WARRANT TO SUBSCRIBE FOR ORDINARY SHARES ULTRA EMISSIONS TECHNOLOGIES LIMITED (the “Company”) (Incorporated in Jersey with registered number 120142) THIS IS TO CERTIFY that TECOGEN INC of 45 First Avenue, Waltham, Massachusetts, 02451, the United States of America is the holder of 2,000,000 Warrants and is entitled, on the terms and subject to the Conditions set out in the Agreement executed by the Company dated December 28, 2015, to subscribe for 2,000,000 Ordinary Shares of no par value in the Company commencing on the date hereof and at the Exercise Price. The Warrants may only be transferred in accordance with the Conditions and the further terms and conditions of the Agreement, which are hereby incorporated herein (including, without limitation, in respect of the definitions used in this Warrant Certificate). No transfer of any or all of the Warrants or the Subscription Rights represented by this Certificate shall be registered without production of this Certificate. Correspondence regarding this Certificate should be addressed to the Company for the time being. EXECUTED as an Agreement dated ____________________ 2016. Signed by....................................... for and on behalf of ULTRA EMISSIONS TECHNOLOGIES LIMITED ....................................... Director The Subscription Rights attaching to each of the Warrants evidenced by this Certificate are exercisable in whole or in part at any time during the Exercise Period (as defined in the Agreement) by completion of the Notice of Exercise set out below and lodgement of this Certificate together with the appropriate payment in accordance with the terms and conditions of the Agreement and the Conditions. After the Expiration Date this Certificate will cease to have any value or effect.

1059171/0001/J9719993v2 Notice of Exercise To: The Directors of the Company The holder of the warrants evidenced by the Certificate accompanying this Notice (the “Warrantholder”) hereby exercises its right to subscribe for 2,000,000 Ordinary Shares of no par value in the Company at the Exercise Price of USD1 in accordance with the terms and conditions of the Agreement and the Conditions. The Warrantholder directs the Company to allot the said Ordinary Shares in the numbers and to the Warrantholder, and requests that certificate(s) for the said Ordinary Shares be delivered to the Warrantholder, in each case in accordance with the terms and conditions of the Agreement and the Conditions. Terms defined in the Agreement have the same meaning in this Notice. Signed by....................................... for and on behalf of TECOGEN INC

1059171/0001/J9719993v2 SCHEDULE 2 CONDITIONS Defined terms used in these Conditions have the same meaning as in the Agreement executed by the Company dated December 28, 2015. 1. THE WARRANTS The Warrants are held subject to the memorandum of association of the Company and the Articles and otherwise on these Conditions which are binding upon the Company and the Warrantholder. 2. SUBSCRIPTION RIGHTS 2.1 Each Warrant shall entitle the Warrantholder to subscribe for 1 (one) new Ordinary Share at the Exercise Price on the terms set out herein and in the Agreement. 2.2 The Subscription Rights are exercisable by the Warrantholder in whole or in part at any time during the Exercise Period up to and including the Expiration Date. If the Subscription Rights have not been exercised on or before the Expiration Date all rights of the Warrantholder hereunder and all obligations of the Company hereunder shall lapse. 2.3 If the Subscription Rights are exercised in part, the Company shall issue a fresh Certificate in the name of the Warrantholder for the balance of the Subscription Rights remaining exercisable. 3. EXERCISE OF SUBSCRIPTION RIGHTS 3.1 In order to exercise the Subscription Rights in whole or in part, the Warrantholder must, not later than the Expiration Date, deliver to the Company: (a) a completed and duly executed notice of exercise in the form attached to the Certificate (which once delivered shall, save with the consent of the Board, be irrevocable); and (b) payment to the Company equal to the Exercise Price multiplied by the number of Ordinary Shares in respect of which the Warrant is exercised by wire transfer of immediately available funds to the bank account nominated by the Company. 3.2 The Company undertakes that, upon exercise of the Subscription Rights by the Warrantholder in accordance with these Conditions, it shall: (a) issue and allot the relevant Warrant Shares in accordance with the Notice of Exercise not later than 10 Business Days after the date on which the Warrant is exercised; and (b) issue and despatch to the Warrantholder or other relevant allottee(s) free of charge and at the risk of the person(s) entitled thereto a share certificate or certificates in the name(s) of the relevant allottee(s) in respect of such Warrant Shares not later than 20 Business Days after the date on which the Warrant is exercised. 3.3 No fraction of an Ordinary Share will be issued on any exercise of the Warrant.

1059171/0001/J9719993v2 4. SHARES ISSUED UPON EXERCISE OF WARRANT 4.1 Warrant Shares will not rank for any dividends or other distributions declared, paid or made by reference to a record date prior to the date upon which they are allotted but, subject thereto, will rank in full for all dividends and other distributions declared, made or paid on the Ordinary Shares in respect of the then current financial year and pari passu in all other respects with the Ordinary Shares in issue on such allotment date. 5. ADJUSTMENT 5.1 If there is an Adjustment Event (as defined in paragraph 5.3 below) while the Warrants are outstanding, then (i) the number of Warrant Shares to be, or capable of being, allotted on any subsequent exercise of the Subscription Rights and/or (ii) the terms and conditions of the Warrants shall (if necessary) be adjusted in such manner as the Board shall reasonably certify to be necessary in order that, after such adjustment: (a) the total number of Warrant Shares to be, or capable of being, allotted pursuant to the exercise of the Subscription Rights: (i) will carry as nearly as possible (and in any event not less than) the same proportion (expressed as a percentage of the total number of votes exercisable in respect of all the Ordinary Shares) of the votes; and (ii) will carry the same entitlement (expressed as a percentage of the total entitlement conferred by all the Ordinary Shares) to participate in the profits and assets of the Company, as would the total number of Warrant Shares which would have been allotted pursuant to the exercise of the Subscription Rights had there been no such adjustment and no such event giving rise to such adjustment; (b) the aggregate Exercise Price payable in order to subscribe for all the Warrant Shares will be as nearly as possible the same as it was prior to such adjustment; and (c) the terms of the Warrants will be no less favourable to the Warrantholder than they would have been had there been no such adjustment. 5.2 In calculating any aggregate entitlement to additional shares under this paragraph, any entitlement to a fraction of a Warrant Share shall be rounded down to the nearest whole Warrant Share. 5.3 For the purpose of paragraph 5.1, “Adjustment Event” means: (a) the issue of Shares other than for value save pursuant to options granted to employees or directors of the Company; (b) the issue of Shares by way of dividend in specie, bonus issue or capitalisation of profits or reserves; (c) the grant, other than for value, of any options, warrants or any other rights to acquire or call for the issue of Shares save for options granted to employees or directors of the Company;

1059171/0001/J9719993v2 (d) any consolidation or sub-division of Shares; (e) any redemption or purchase by the Company of Shares; (f) any reclassification or redesignation of Shares; or (g) any reduction of the share capital of the Company. 5.4 The Company shall give the Warrantholder notice of all proposed Adjustment Events in accordance with paragraph 6.1(b) below. 6. COVENANTS BY THE COMPANY 6.1 So long as the Warrant shall not have been exercised in full the Company will: (a) keep available for issue out of its authorised but unissued share capital free from pre-emptive rights such number of Ordinary Shares as would enable the Warrant Shares to be issued to the Warrantholder in full; and (b) notify the Warrantholder as soon as reasonably practicable (and in any event within 14 days after the Board or a general meeting of shareholders of the Company (whichever is the earliest) has resolved to implement an Adjustment Event) of any proposed Adjustment Event, the prospective date of and nature of the Event, and provide therewith certification of the appropriate adjustment in accordance with paragraph 5.1 (the “Adjustment Event Certificate”). 6.2 In the event that the Company proposes to: (a) issue Shares or any other securities in the Company other than in the circumstances referred to in paragraphs 5.3(a) to 5.3(c); or (b) pay any dividend or make any distribution on any Shares, the Company shall give to the Warrantholder at least 10 Business Days’ prior written notice of the effective date of any such event. 7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY 7.1 The Company hereby represents, warrants and agrees that: (a) the Company is duly incorporated and validly existing under the laws of Jersey and has power to execute, deliver and perform its obligations under this Agreement, and all necessary action has been taken by it to authorise the execution, delivery and performance of this Agreement, no limitation on its powers will be exceeded as a result of transactions under this Agreement and this Agreement when executed will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms, subject to the applicable laws and regulations relating to insolvency and general principles of equity; (b) the execution, delivery and performance of the Agreement will not contravene any existing law or regulation to which it is subject;

1059171/0001/J9719993v2 (c) the Warrants constituted by this Agreement will be duly authorised and validly issued in accordance with all applicable laws (including, without limitation, money laundering legislation); and (d) the Warrant Shares will be duly authorised and allotted and will, when entered into the register of members of the Company, be duly issued and fully paid or deemed fully paid. 8. TRANSFER OF WARRANTS 8.1 The Warrantholder shall be registered in the Register, such Register to be kept by the Company or as the Board may direct. 8.2 The Warrantholder may not assign, pledge or otherwise encumber any of its rights or obligations hereunder. 8.3 The Warrantholder may transfer its rights or obligations hereunder to the extent permitted under any agreement between the shareholders of the Company. 9. WINDING UP 9.1 If a resolution is passed on or before the Expiration Date for the voluntary winding up of the Company (except for the purpose of reconstruction or amalgamation or merger in which case the Company will procure that the Warrantholder is granted by the reconstructed or amalgamated company a substituted warrant of a value equivalent to the value of the Warrant immediately prior to such reconstruction or amalgamation) then the provisions of paragraph 9.2 shall apply. 9.2 The Warrantholder will be entitled on giving notice in writing to the liquidator of the Company within 10 days of the passing of such resolution to elect that for the purpose of ascertaining its rights in the winding up it shall be treated as if it had immediately before the date of the passing of the resolution exercised its rights to acquire Warrant Shares and in that event it shall be entitled to receive out of the assets available in the liquidation pari passu with the holders of the Ordinary Shares such a sum as it would have received had it been the holder of the Warrant Shares after deducting a sum equal to the sum which would have been payable in respect of such exercise. 9.3 Subject to this paragraph 9 the Warrant shall lapse on liquidation of the Company. 10. INFORMATION The Company shall send or procure to be sent to the Warrantholder, copies of every statement, notice or circular issued to the members of the Company concurrently with the issue of the same to its members. 11. VARIATION OF RIGHTS 11.1 All or any of the rights for the time being attached to the Warrants may from time to time (whether or not the Company is being wound up) be altered or abrogated with the consent in writing of the Company and with either the consent in writing of any or all Warrantholders entitled to subscribe for not less than 75% of the Warrant Shares which are

1059171/0001/J9719993v2 subject to outstanding Warrants or with the sanction of an Extraordinary Resolution of the Warrantholders. 11.2 All the provisions of the Articles as to general meetings of the Company shall mutatis mutandis apply to any separate meeting of the Warrantholders as though the Warrants were a class of shares forming part of the Company and as if such provisions were expressly set out in full in these Conditions but so that:- (a) the necessary quorum shall be the Warrantholder or Warrantholders (present in person or by proxy) entitled to subscribe for at least one-third in nominal amount of the Warrant Shares subject to outstanding Warrants; (b) every holder of an outstanding Warrant present in person at any such meeting shall be entitled on a show of hands to one vote and on a poll every such holder present in person or by proxy at any such meeting shall be entitled to one vote for every Warrant Share for which he is entitled to subscribe pursuant to the Warrants; (c) any holder or holders of 10% or more of the aggregate outstanding Warrants present in person or by proxy may demand or join in demanding a poll; and (d) if at any adjourned meeting a quorum as above defined is not present those holders of outstanding Warrants who are then present in person or by proxy shall be a quorum. 11.3 "Extraordinary Resolution" for the purposes of this paragraph 12 means a resolution proposed at a meeting of the holders of outstanding Warrants duly convened by fourteen days' notice and held and passed by a majority consisting of not less than 75% of the votes cast, whether on a show of hands or on a poll. 12. GENERAL 12.1 The Warrantholder shall have no rights whatsoever as a shareholder of the Company (including any right to receive dividends or distributions to shareholders or to vote at a general meeting of the shareholders or any class of shareholders) other than in respect of Warrant Shares held by such Warrantholder. 12.2 The holding of Warrants evidenced by the Certificate shall not constitute the Warrantholder a shareholder of the Company nor shall it entitle the Warrantholder to any right or interest in respect thereof except as herein expressly provided. 12.3 The provisions of the Articles as to notices to shareholders shall apply mutatis mutandis to notices to the Warrantholder.